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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts," to the use of our report on the financial statements for the year ended December 31, 1995 of HORIZON Pharmacies, Inc. dated April 24, 1996 and to the use of our reports on the financial statements of the Farmington Store Acquisition and the Vista Store Acquisition dated March 28, 1997, in the Amendment No. 2 to Registration Statement (Form SB-2 No. 333-25257) and related Prospectus of HORIZON Pharmacies, Inc. for the registration of 1,200,000 shares of its common stock.


                                               HEROLD, HOWARD & MADSEN P.C.


Dallas, Texas
June 30, 1997